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                                                                  Exhibit 10.37

                            FIRST AMENDMENT OF LEASE

This First Amendment of Lease ("First Amendment") made as of July 1, 1997, by and between landlord F.S. REALTY CORPORATION ("Landlord") a New York Corporation, with offices at c/o S.L. Green Real Estate, 70 West 36th Street, New York, New York 10018 and tenant, GT INTERACTIVE SOFTWARE CORP. ("Tenant") with offices at 16 East 40th Street, New York, New York 10016.

                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into an agreement of lease dated December 12, 1996 ("Lease") whereby Landlord leased to Tenant the entire 7th and 8th Floors at 417 Fifth Avenue, New York, New York 10017; and

     WHEREAS, the parties desire to increase the area of the Premises to include the entire Ninth Floor of the Building, as shown on the cross-hatched diagram annexed hereto as exhibit A (the "Ninth Floor").

     NOW, THEREFORE in consideration of the mutual promises, covenants and undertakings hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Unless otherwise specifically provided herein, all terms used in this First Amendment which are defined in the Lease shall be deemed to have the respective meaning set forth therein.

     2. From and after July 1, 1997 (the "Effective Date"), the Premises shall be modified to include the Ninth Floor as cross-hatched on the floor plan annexed hereto as Exhibit A and made a part hereof and all of the terms, covenants and conditions contained in the Lease shall apply to the Ninth Floor as though the Tenant timely exercised the option contained in Article 42 of the

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Lease except as otherwise provided in this First Amendment. Simultaneously with the execution and delivery of this First Amendment in accordance with Article 42 of the Lease: (i) Tenant is delivering to Landlord an amendment to the LC required to be delivered by Tenant pursuant to the provisions of Article 35 of the Lease increasing the amount thereof to $2,500,000.00; and (ii) Landlord is delivering to Tenant: (x) an amendment to the LC required to be delivered by Landlord pursuant to the provisions of Exhibit A of the Lease increasing the amount thereof to $1,200,000.00; and (y) a check, in the amount of $8,333.33, representing the payment to Tenant for Tenant's installation of submeters on the Ninth Floor.

     3. Notwithstanding anything to the contrary contained in the Lease: (i) Fixed Annual Rent for the Ninth Floor in the initial amount of $600,000.00 (the "Ninth Floor Rent Component") shall be payable, in equal monthly installments, commencing on July 1, 1998 in accordance with the terms and conditions of the Lease; (ii) the Ninth Floor Rent Component shall be adjusted on July 1, 1999 and on each July 1 thereafter throughout the Initial Term and shall be calculated based upon the formula included in the definition of "Fixed Annual Rent" contained on page 3 of the Lease (except that the term "Commencement Date" contained in the definition of "Fixed Annual Rent" in the Lease shall, for the purpose of calculating Fixed Annual Rent, be deemed to be July 1, 1997 for the Ninth Floor); (iii) Base Taxes for purposes of the Ninth

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Floor shall mean the Taxes payable for the fiscal year commencing on July 1,
1997 and ending on June 30, 1998; and (iv) the number of "$2,700,000" contained in the third (3rd) line of Section 4A of Exhibit A to the Lease shall be replaced with the number "$4,065,000" inclusive of the additional air conditioning cost to be paid by Landlord for the Seventh, Eighth and Ninth Floor air conditioning units.

     4. Landlord shall have no obligation to undertake, at its expense, any alterations to prepare the Ninth Floor and the Tenant acknowledges it takes possession of the Ninth Floor in its "as is" condition subject to the terms and conditions of Article 2 of the Lease, including, without limitation, Article 2
(c) thereof.

     5. Landlord and Tenant each represent to the other that in the negotiation of this agreement it dealt with no broker other than S.L. Green Real Estate and each agrees to indemnify and hold the other harmless against any and all claims, liability, suits, costs and expenses including reasonable attorneys' fees arising out of the inaccuracy of the above representation. Landlord shall pay the commission due to S.L. Green Real Estate pursuant to a separate written agreement.

     6. It is specifically understood and agreed by and between the parties that this First Amendment and the exhibit annexed hereto are the result of extensive negotiations between the parties. It is understood and agreed that

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both parties shall be deemed to have drawn these documents in order to avoid any negative inference by any court as against the preparer of the document.

     7. All of the other provisions of the Lease except as explicitly amended by paragraphs 1 though 6 of this First Amendment are hereby ratified by both parties and remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto executed this First Amendment as of the date first written above.

                                             Landlord:
                                             F.S. REALTY CORPORATION

                                             By:  /s/ Joseph Chetrit
                                             (Print Name and Title)

                                             Tenant:
                                             G.T. INTERACTIVE SOFTWARE
                                             CORP.

                                             By:  /s/ Joe Cayre
                                             (Print Name and Title)
                                             JOE CAYRE
                                             CHAIRMAN

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                                    EXHIBIT A

                                   Ninth Floor







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